EXHIBIT 99.1


[LOGO]          INVESTOR CONTACT:                        COMPANY CONTACT:
                Neil Berkman                             Jeff Barocas
                Berkman Associates                       CFO
                (310) 277 - 5162                         (954) 596 - 1000
                info@BerkmanAssociates.com               www.SingingMachine.com


                              FOR IMMEDIATE RELEASE


                      THE SINGING MACHINE COMPANY ANNOUNCES
                         FIRST QUARTER FINANCIAL RESULTS


         COCONUT CREEK, FL, August 16, 2004 THE SINGING MACHINE COMPANY (AMEX:
SMD) today announced financial results for the first quarter of fiscal 2005.

         For the three months ended June 30, 2004, The Singing Machine reported revenue of $3.86 million compared to $7.63 million for the first quarter of fiscal 2004. The net loss declined to $1.57 million, or $0.18 per share, from $2.32 million, or $0.28 per share, for the same period last year.

         Interim CEO Y.P. Chan said, "With the highly seasonal nature of our business, the company historically has reported a loss in the first fiscal quarter. What's important is the dramatic decline in the loss compared to last year, as our intense focus on reducing costs led to a 51% decrease in operating expenses. Revenue declined as planned, primarily because the ramp-up of new product shipments occurred later this year than it did last year."

         Chan continued, "Volume shipments by our vendors in China have now begun as we enter the seasonally strongest period of the year. Our cash remains limited, although we expect cash flow from operations to improve in the second quarter. In the meantime, we plan to finance our working capital needs by collecting accounts receivable and selling what remains of our old inventory, and we may seek financing from a third party. We also plan to use credit facilities available to our Hong Kong subsidiary to finance all direct shipments against customer-issued letters of credit."

CONFERENCE CALL

         Singing Machine has scheduled a conference call today at 11:00 a.m. ET. A simultaneous webcast may be accessed at www.fulldisclosure.com/company.asp?client=cb&ticker=smd. A replay will be available at this same Internet address after 1:00 p.m. ET. For a telephone replay, dial (800) 633-8284, reservation #21204791 after 1:00 p.m. ET.

ABOUT THE SINGING MACHINE
         Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM, MotownTM and Care BearsTM brand names. The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

FORWARD-LOOKING STATEMENTS
         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2004. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                    * * * * *
                        THE SINGING MACHINE COMPANY, INC.
         6601 Lyons Road o Building A-7 o Coconut Creek, Florida 33073 o
                      (954) 596-1000 o Fax (954) 596-2000
 -------------------------------------------------------------------------------

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                           Three Months Ended
                                                               June 30,
                                                           2004           2003
                                                        -----------    -----------
Net Sales                                               $ 3,856,872    $ 7,627,975
Cost of Sales                                             3,086,733      5,901,866
                                                        -----------    -----------
     Gross Profit                                           770,139      1,726,109

Operating Expenses:
  Advertising                                                69,589        270,770
  Commissions                                                45,520             --
  Compensation                                              739,215      1,299,195
  Freight & Handling                                         90,688        225,866
  Royalty Expense                                            32,731         83,964
  Selling, General & Administrative Expenses                929,691      1,980,552
                                                        -----------    -----------
     Total Operating Expenses                             1,907,434      3,860,347
                                                        -----------    -----------
Loss from Operations                                     (1,137,295)    (2,134,238)

Other Income (Expenses):
  Other Income                                               11,700          7,669
  Interest Expense                                         (114,200)      (188,468)
  Interest Expense - Amortization                          (332,715)            --
                                                        -----------    -----------
     Net Other Expenses                                    (435,215)      (180,799)

Loss Before Provision for Income Taxes                   (1,572,510)    (2,315,037)
Provision for Income Taxes                                       --          2,315

Net Loss                                                $(1,572,510)   $(2,317,352)
                                                        ===========    ===========

Loss Per Common Share:
  Basic & Diluted                                       $     (0.18)   $     (0.28)

Weighted Average Common and Common Equivalent Shares:
  Basic & Diluted                                         8,787,483      8,278,469

                THE SINGING MACHINE COMPANY, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                   June 30,        March 31,
                                                                     2004            2004
                                                                 ------------    ------------
ASSETS                                                            (unaudited)          (audited)
Current Assets:
  Cash and cash equivalents                                      $    313,574    $    356,342
  Restricted Cash                                                     863,968         874,283
  Accounts Receivable, less allowances
   of $76,617 and $98,000, respectively                             2,020,834       3,806,166
  Due from manufacturers                                              228,169          95,580
  Inventories                                                       4,763,060       5,923,267
  Prepaid expense and other current assets                          1,112,962         783,492
  Insurance receivable                                                800,000         800,000
  Refundable tax                                                    1,111,401       1,178,512
                                                                 ------------    ------------
     Total Current Assets                                          11,213,968      13,817,642

Property and Equipment, at cost less accumulated
  depreciation of $2,700,000 and $2,567,000, respectively             869,782         983,980
Other non-current assets                                              551,070         615,773
                                                                 ------------    ------------
     Total Assets                                                $ 12,634,820    $ 15,417,395
                                                                 ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Bank overdraft                                                 $     55,505    $     62,282
  Accounts payable                                                  3,852,160       4,651,675
  Accrued expenses                                                  2,849,912       3,481,905
  Customer credits on account                                       1,806,784       2,111,484
  Convertible debentures, net of unamortized discount
    of $2,221,796 and $2,554,511, respectively                      1,778,204       1,445,489
  Subordinated debt - related parties                               1,000,000       1,000,000
  Note payable - related party                                         40,000              --
  Income taxes payable                                              2,554,952       2,447,746
                                                                 ------------    ------------
     Total Current Liabilities                                     13,937,516      15,200,581

Shareholders' Equity (Deficit):
  Preferred stock, $1.00 par value; 1,000,000 shares
    authorized, no shares issued and outstanding                           --              --
  Common stock, Class A, $.01 par value; 100,000
    shares authorized; no shares issued and outstanding                    --              --
  Common stock, $0.01 par value; 18,900,000 shares authorized;
    8,802,318 and 8,171,678 shares issued and outstanding              88,023          87,523
  Additional paid-in capital                                       10,104,998      10,052,498
  Accumulated (deficit)/retained earnings                         (11,495,717)     (9,923,207)
                                                                 ------------    ------------
     Total Shareholders' Equity (Deficit)                          (1,302,696)        216,814
                                                                 ------------    ------------

     Total Liabilities and Shareholders' Equity                  $ 12,634,820    $ 15,417,395
                                                                 ============    ============